UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 3, 2007

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On July 3, 2007, FairPoint Communications, Inc. (the “Company”) entered into Amendment No. 3 to Agreement and Plan of Merger (the “Third Amendment”) with Verizon Communications Inc. (“Verizon”) and Northern New England Spinco Inc., a subsidiary of Verizon (“Spinco”), which amends the Agreement and Plan of Merger, dated as of January 15, 2007, by and among the Company, Verizon and Spinco, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, and Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, in each case, by and among the Company, Verizon and Spinco (the “Merger Agreement”), pursuant to which Spinco will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.  A copy of the Third Amendment is filed as Exhibit 2.1 hereto.

Among other things, the Third Amendment acknowledges Verizon’s submission of a stipulation (the “Stipulation”) to the Maine Public Utilities Commission in order to obtain a stay of certain regulatory proceedings relating to Maine’s Alternative Form of Regulation.  The amendment provides that, if the stipulation is approved by the Maine Public Utilities Commission, Verizon will make supplemental capital additions of up to $12,000,000 by January 30, 2008 in order to expand Verizon’s existing DSL network in the State of Maine.  The target working capital amount under the Distribution Agreement, dated as of January 15, 2007, by and among Verizon and Spinco, as amended, will, subject to a minimum aggregate spending requirement by Verizon, be reduced by the amount, not to exceed $12,000,000, that  Verizon actually spends in expanding its DSL network in the State of Maine in excess of the $1,900,000 previously anticipated to be spent for such purpose.  If the Maine Public Utilities Commission fails to enter an order approving the Stipulation (either on the terms submitted or in a form with modifications mutually agreed to by Verizon and the Company), the Third Amendment will be null and void.

On July 6, 2007, the Company entered into Amendment No. 1 to Master Services Agreement (the “Capgemini Amendment”) with Capgemini U.S. LLC (“Capgemini”) which amends the Master Services Agreement, dated as of January 15, 2007, by and between the Company and Capgemini (the “Master Services Agreement”).  Pursuant to the Capgemini Amendment, the Company grants to Capgemini, subject to the confidentiality provisions of the Master Services Agreement, a perpetual, worldwide, paid-up license to the materials created by Capgemini and deliverable to the Company pursuant to any work order under the Master Services Agreement.  In exchange for the Company granting this license, Capgemini has agreed to provide the Company with a $4 million discount on certain future services to be performed by Capgemini under the Master Services Agreement.

Item 8.01 — Other Events.

The Company has filed a registration statement, including a proxy statement, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the Merger.  The Company urges investors to read these documents when they become available because they will contain important information.  Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website, or www.fairpoint.com/investor, when they are available.  Investors may also obtain free copies of these documents and the Company’s SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

The Company and the Company’s directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the Merger and related transactions.  Information about the Company’s directors and executive officers is available in FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2006.  Additional information regarding the interests of potential participants will be included in the registration statement and proxy statement and other materials to be filed by the Company with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
2.1	Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, by and among FairPoint Communications, Inc., Verizon Communications Inc. and Northern New England Spinco Inc.

2.2	Amendment No. 1 to Master Services Agreement, dated as of July 6, 2007, by and between FairPoint Communications, Inc. and Capgemini U.S. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and
Chief Financial Officer

Date:  July 9, 2007